Exhibit 99.1
FOR IMMEDIATE RELEASE

ADAPTHEALTH CORP. ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2025 RESULTS
AND PROVIDES 2026 FINANCIAL GUIDANCE

CONSHOHOCKEN, Pa. – February 24, 2026 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the fourth quarter and fiscal year ended December 31, 2025.

Fourth Quarter Business Highlights
•Set patient census records for Sleep Health, Respiratory Health, and Wellness at Home, and a patient retention record for Diabetes Health.
•Acquired a leading HME provider in Hawaii, expanding the Company’s geographic footprint to its 48th State and establishing operations to support the Company’s new key capitated contract.
•Made significant investments in critical infrastructure and nearly 500 dedicated employees to secure the first start dates of the new key capitated agreement.
•Advanced digital patient engagement and expanded self-service capabilities, more than doubling myApp users to 327,300 from the fourth quarter of 2024.
•Received credit upgrades from S&P and Moody’s rating agencies. Reduced debt by $25 million, bringing full year 2025 debt reduction to $250 million.
Full Year 2025 and Fourth Quarter 2025 Results and Highlights
All full year 2025 comparisons are to the year ended December 31, 2024. All fourth quarter 2025 comparisons are to the quarter ended December 31, 2024.
•Full-year 2025 net revenue was $3,244.9 million compared to $3,261.0 million, a decrease of 0.5%. Fourth quarter 2025 net revenue was $846.3 million compared to $856.6 million, a decrease of 1.2%.
•Organic revenue growth was 1.7% for both the full-year 2025 and the fourth quarter of 2025.
•Full-year 2025 net loss attributable to AdaptHealth Corp. was $70.8 million compared to net income attributable to AdaptHealth Corp. of $90.4 million. Fourth quarter 2025 net loss attributable to AdaptHealth Corp. was $102.8 million compared to net income attributable to AdaptHealth Corp. of $50.3 million. The full year and fourth quarter 2025 periods included a non-cash goodwill impairment charge of $128.0 million.
•Full-year 2025 Adjusted EBITDA was $616.7 million compared to $688.7 million, a decrease of 10.5%. Fourth quarter 2025 Adjusted EBITDA was $163.1 million compared to $200.6 million, a decrease of 18.7%.
•Full-year 2025 cash flow from operations was $601.8 million, an increase from $541.8 million, and free cash flow was $219.4 million, a decrease from $235.8 million. Fourth quarter 2025 cash flow from operations was $183.2 million, an increase from $150.4 million, and free cash flow was $79.3 million, an increase from $73.1 million.
Management Commentary
"2025 was a tremendous year of transition in which we made significant strides toward building a stronger operational and financial foundation," said Suzanne Foster, Chief Executive Officer. "We transformed our operating model to position the company for sustained growth. We closed the largest capitated contract in the industry's history. And we strengthened our balance sheet by paying down debt while generating cash flow that exceeded expectations. In the fourth quarter, we continued that momentum with strong patient growth across our portfolio, setting new census records in

Sleep Health, Respiratory Health, and Wellness at Home. This progress positions us well for strong financial performance in 2026 and beyond."

Guidance for Fiscal Year 2026
While fourth quarter 2025 Adjusted EBITDA was impacted by a legal settlement expense of $14.5 million and over $10 million of strategic investments to accelerate onboarding the new capitated contract, the underlying earnings power of the business remains intact. As a result, the Company is providing its financial guidance for fiscal year 2026, as follows:
•Net revenue of $3.44 billion to $3.51 billion
•Adjusted EBITDA of $680 million to $730 million
•Free cash flow of $175 million to $225 million
Conference Call

Management will host a teleconference today, Tuesday, February 24, 2026, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:

•(833) 316-2483 (Domestic) or
•(785) 838-9284 (International)

When prompted, reference Conference ID: AHCO4Q25

To access the Webcast please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/

Following the live call, a replay will be available for six months on the Company’s website, www.adapthealth.com, under “Investor Relations.”

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. The Company operates under four reportable segments that align with its product categories: (i) Sleep Health, (ii) Respiratory Health, (iii) Diabetes Health, and (iv) Wellness at Home. The Sleep Health segment provides sleep therapy equipment, supplies and related services (including continuous positive airway pressure and BiLevel services) to individuals for the treatment of obstructive sleep apnea. The Respiratory Health segment provides oxygen and home mechanical ventilation equipment and supplies and related chronic therapy services to individuals for the treatment of respiratory diseases, such as chronic obstructive pulmonary disease and chronic respiratory failure. The Diabetes Health segment provides medical devices, including continuous glucose monitors and insulin pumps, and related services to patients for the treatment of diabetes. The Wellness at Home segment provides home medical equipment and services to patients in their homes including those who have been discharged from acute care and other facilities. The segment tailors a service model to patients who are adjusting to new lifestyles or navigating complex disease states by providing essential medical supplies and durable medical equipment.

The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.3 million patients annually in all 50 states through its network of approximately 640 locations in 48 states.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information and Financial Guidance

The Company uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, free cash flow and organic revenue, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.

The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in evaluating the Company’s financial performance. The Company uses Adjusted EBITDA as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses organic revenue, which is a financial measure that is not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that it is useful to investors, as a supplement to U.S. GAAP measures. The change in net revenue from organic revenue is reported as organic revenue as a percentage of prior period total reported net revenue. Management believes organic revenue is meaningful to investors as it provides appropriate visibility into how the Company changes organically—that is, within its existing operations using its own resources.

Organic revenue is defined as all changes in reported net revenues from the comparable period presented, excluding: (1) increases in net revenue in the current period from acquisitions attributable to businesses and/or assets the Company has owned for less than one year based on the month of acquisition, excluding the acquisition of equipment from previous providers to facilitate the transition of patients related to newly awarded at-risk capitated contracts, since the revenue related to these agreements is earned organically; and (2) decreases in net revenue from dispositions existing in the prior period from divested product lines, services, and/or businesses for which there is no revenue recognized in the current period.

This release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash	$106,136	$109,747
Accounts receivable	370,897	408,019
Inventory	151,247	139,842
Prepaid and other current assets	100,619	45,432
Assets held for sale	—	52,748
Total current assets	728,899	755,788
Equipment and other fixed assets, net	509,956	474,556
Operating lease right-of-use assets	111,968	105,999
Finance lease right-of-use assets	52,300	37,801
Goodwill	2,541,428	2,675,166
Identifiable intangible assets, net	85,121	105,548
Deferred tax assets	267,786	314,505
Other assets	19,119	17,584
Total Assets	$4,316,577	$4,486,947
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$553,700	$437,985
Current portion of long-term debt	20,313	16,250
Current portion of operating lease obligations	30,728	29,945
Current portion of finance lease obligations	17,702	14,315
Contract liabilities	59,843	34,944
Other liabilities	30,106	26,505
Liabilities held for sale	—	7,043
Total current liabilities	712,392	566,987
Long-term debt, less current portion	1,715,983	1,964,921
Operating lease obligations, less current portion	85,470	80,275
Finance lease obligations, less current portion	32,604	24,630
Other long-term liabilities	243,804	272,016
Total Liabilities	2,790,253	2,908,829
Total Stockholders' Equity	1,526,324	1,578,118
Total Liabilities and Stockholders' Equity	$4,316,577	$4,486,947

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	December 31,		December 31,
	2025	2024	2025	2024
Net revenue	$846,289	$856,645	$3,244,857	$3,260,975
Costs and expenses:
Cost of net revenue	674,128	664,435	2,635,658	2,579,882
General and administrative expenses	107,892	83,521	382,293	359,238
Depreciation and amortization, excluding patient equipment depreciation	9,930	11,022	40,640	45,045
Goodwill impairment	127,995	—	127,995	13,078
Total costs and expenses	919,945	758,978	3,186,586	2,997,243
Gain on sale of businesses	(377)	—	(32,602)	—
Operating (loss) income	(73,279)	97,667	90,873	263,732
Interest expense, net	24,441	29,729	105,753	126,668
Loss on extinguishment of debt	—	—	—	2,273
Change in fair value of warrant liability	—	(2,221)	—	(4,021)
Other loss (income), net	274	(552)	274	2,793
(Loss) income before income taxes	(97,994)	70,711	(15,154)	136,019
Income tax expense	3,543	19,308	50,884	41,239
Net (loss) income	(101,537)	51,403	(66,038)	94,780
Income attributable to noncontrolling interest	1,233	1,141	4,756	4,358
Net (loss) income attributable to AdaptHealth Corp.	$(102,770)	$50,262	$(70,794)	$90,422

Weighted average common shares outstanding - basic	135,437	134,575	135,146	133,756
Weighted average common shares outstanding - diluted	135,437	136,534	135,146	135,531

Basic net (loss) income per share	$(0.76)	$0.34	$(0.52)	$0.62
Diluted net (loss) income per share	$(0.76)	$0.34	$(0.52)	$0.61

ADAPTHEALTH CORP.
 Consolidated Statements of Cash Flows (Unaudited)

(in thousands)	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(66,038)	$94,780
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	381,927	365,334
Goodwill impairment	127,995	13,078
Equity-based compensation	21,876	14,880
Change in fair value of warrant liability	—	(4,021)
Reduction in the carrying amount of operating lease right-of-use assets	31,114	32,848
Reduction in the carrying amount of finance lease right-of-use assets	15,342	11,100
Deferred income tax expense (benefit)	47,163	32,049
Change in fair value of interest rate swaps, net of reclassification adjustment	—	(367)
Amortization of deferred financing costs	5,694	5,666
Loss on extinguishment of debt	—	2,273
Payment of contingent consideration from an acquisition	—	(1,850)
Gain on sale of businesses	(32,602)	—
Other	2,721	2,128
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	30,986	(26,217)
Inventory	(11,491)	(28,065)
Prepaid and other assets	(61,071)	27,325
Operating lease obligations	(31,117)	(32,934)
Operating liabilities	139,272	33,832
Net cash provided by operating activities	601,771	541,839
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(382,388)	(306,055)
Payments for business acquisitions, net of cash acquired	(42,378)	(9,536)
Proceeds from the sale of businesses, net of cash disposed	120,420	—
Proceeds from the sale of assets	—	5,316
Receipt of contingent consideration from the sale of assets	1,156	—
Net cash used in investing activities	(303,190)	(310,275)
Cash flows from financing activities:
Repayments on long-term debt and lines of credit	(250,000)	(423,477)
Proceeds from borrowings on lines of credit	—	253,477
Repayments of finance lease obligations	(18,478)	(9,865)
Proceeds from the exercise of stock options	—	742
Proceeds received in connection with employee stock purchase plan	1,211	999
Payments relating to the Tax Receivable Agreement	(25,045)	(1,432)
Payments of debt financing costs	—	(6,429)
Distributions to noncontrolling interests	(6,967)	(5,600)
Payments for tax withholdings from vesting of restricted stock units	(2,701)	(2,066)
Payments of contingent consideration and deferred purchase price from acquisitions	(212)	(5,298)
Net cash used in financing activities	(302,192)	(198,949)
Net (decrease) increase in cash	(3,611)	32,615

ADAPTHEALTH CORP.

Cash at beginning of period	109,747	77,132
Cash at end of period	$106,136	$109,747
Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
This press release presents AdaptHealth’s EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the three and twelve months ended December 31, 2025 and 2024.
AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient equipment depreciation.
AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, change in fair value of the warrant liability, goodwill impairment, loss on extinguishment of debt, litigation settlement expense, gain on sale of businesses, and other non-recurring items of expense or income.

AdaptHealth defines Adjusted EBITDA Margin as Adjusted EBITDA (as defined above) as a percentage of net revenue.

The following unaudited table presents the reconciliation of net (loss) income attributable to AdaptHealth Corp., to EBITDA and Adjusted EBITDA, and the reconciliation of net (loss) income attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the three months ended December 31, 2025 and 2024:

	Three Months Ended December 31,
	2025		2024
	(Unaudited)
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net (loss) income attributable to AdaptHealth Corp.	$(102,770)	(12.1)%	$50,262	5.9%
Income attributable to noncontrolling interest	1,233	0.1%	1,141	0.1%
Interest expense, net	24,441	2.9%	29,729	3.5%
Income tax expense	3,543	0.4%	19,308	2.3%
Depreciation and amortization, including patient equipment depreciation	97,506	11.5%	90,537	10.6%
EBITDA	23,953	2.8%	190,977	22.4%
Equity-based compensation expense (a)	5,138	0.6%	4,266	0.5%
Change in fair value of warrant liability (b)	—	—%	(2,221)	(0.3)%
Goodwill impairment (c)	127,995	15.1%	—	—%
Litigation settlement expense (d)	1,000	0.1%	—	—%
Gain on sale of businesses (e)	(377)	—%	—	—%
Other non-recurring expenses, net (f)	5,434	0.7%	7,578	0.8%
Adjusted EBITDA	$163,143	19.3%	$200,600	23.4%
Adjusted EBITDA Margin		19.3%		23.4%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents a non-cash gain for the change in the estimated fair value of the warrant liability. The warrants expired on November 8, 2024.
(c)	Represents a non-cash goodwill impairment charge as a result of the fair value of the Company's Diabetes Health reporting unit being less than its carrying value.
(d)	Represents the estimated amount expected to be funded by the Company relating to a previously disclosed securities settlement.
(e)	Represents pre-tax gains from the dispositions of certain businesses within the Company's Wellness at Home segment.
(f)
The 2025 period consists of $1.2 million of transaction costs associated with acquisitions, $0.9 million of consulting expenses associated with asset dispositions, $0.9 million of severance charges, $0.9 million of consulting expenses associated with a reorganization project, $0.8 million of expenses associated with litigation, and $0.7 million of other non-recurring expenses. The 2024 period consists of $4.2 million of consulting expenses associated with systems implementation activities, $1.6 million of consulting expenses associated with asset dispositions, $1.0 million of expenses associated with litigation, $0.5 million of severance charges, and $0.3 million of other non-recurring expenses.

The following unaudited table presents the reconciliation of net (loss) income attributable to AdaptHealth Corp., to EBITDA and Adjusted EBITDA, and the reconciliation of net (loss) income attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the twelve months ended December 31, 2025 and 2024:

	Twelve Months Ended December 31,
	2025		2024
	(Unaudited)
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net (loss) income attributable to AdaptHealth Corp.	$(70,794)	(2.2)%	$90,422	2.8%
Income attributable to noncontrolling interest	4,756	0.1%	4,358	0.1%
Interest expense, net	105,753	3.3%	126,668	3.9%
Income tax expense	50,884	1.6%	41,239	1.3%
Depreciation and amortization, including patient equipment depreciation	381,927	11.8%	365,334	11.1%
EBITDA	472,526	14.6%	628,021	19.2%
Equity-based compensation expense (a)	21,876	0.7%	14,880	0.5%
Change in fair value of warrant liability (b)	—	—%	(4,021)	(0.1)%
Goodwill impairment (c)	127,995	3.9%	13,078	0.4%
Loss on extinguishment of debt (d)	—	—%	2,273	0.1%
Litigation settlement expense (e)	1,000	—%	3,338	0.1%
Gain on sale of businesses (f)	(32,602)	(1.0)%	—	—%
Other non-recurring expenses, net (g)	25,886	0.8%	31,088	0.9%
Adjusted EBITDA	$616,681	19.0%	$688,657	21.1%
Adjusted EBITDA Margin		19.0%		21.1%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents a non-cash gain for the change in the estimated fair value of the warrant liability. The warrants expired on November 8, 2024.
(c)
The 2025 period includes a non-cash goodwill impairment charge as a result of the fair value of the Company's Diabetes Health reporting unit being less than its carrying value. The 2024 period includes non-cash goodwill impairment charges relating to an immaterial business disposal.

(d)	Represents lender fees and the write-off of unamortized deferred financing costs in connection with the refinancing of the Company's credit agreement.
(e)
The expense in 2025 represents the estimated amount expected to be funded by the Company relating to a previously disclosed securities settlement. The expense in 2024 includes a $2.4 million charge for the change in fair value of the shares of Common Stock of the Company that were issued in July 2024 following final court approval of a previously disclosed securities settlement, as well as an expense of $0.9 million to settle a shareholder derivative complaint.

(f)	Represents pre-tax gains primarily associated with the disposition of certain incontinence and infusion businesses within the Company's Wellness at Home segment.
(g)
The 2025 period consists of $10.7 million of consulting expenses associated with asset dispositions (of which $5.1 million relates to contingent success fees from the sales of businesses), $2.6 million of transaction costs associated with acquisitions, $2.6 million of consulting expenses associated with a reorganization project, $2.4 million of consulting expenses associated with systems implementation activities, $1.6 million of expenses associated with securities litigation, $1.2 million write-off of assets, $1.2 million of severance charges, and $3.6 million of other non-recurring expenses. The 2024 period consists of $13.9 million of consulting expenses associated with systems implementation activities, $4.5 million of consulting expenses associated with asset dispositions, $4.2 million of expenses associated with litigation, $3.9 million of severance charges (primarily related to the separation of the Company's former President), $2.7 million write-down of assets, and $1.9 million of other non-recurring expenses.

Free Cash Flow
This press release presents AdaptHealth’s free cash flow for the three and twelve months ended December 31, 2025 and 2024.

AdaptHealth defines free cash flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.

The following unaudited table reconciles net cash provided by operating activities to free cash flow for the three and twelve months ended December 31, 2025 and 2024:

	Three Months Ended		Twelve Months Ended
(in thousands)	December 31,		December 31,
	2025	2024	2025	2024
	(Unaudited)
Net cash provided by operating activities	$183,184	$150,415	$601,771	$541,839
Purchases of equipment and other fixed assets	(103,896)	(77,336)	(382,388)	(306,055)
Free cash flow	$79,288	$73,079	$219,383	$235,784

Contacts

AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer

Luke Montgomery, CFA
Senior Vice President, Investor Relations
IR@adapthealth.com